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                                                                EXHIBIT 10(b) 2


                        AMENDMENT TO EMPLOYMENT CONTRACT
                                (GARVIN MC MINN)


That certain Employment Contract between Employer, AIR PACKAGING TECHNOLOGIES, INC., and Employee, GARVIN MC MINN, formerly President and Chief Executive Officer, dated July 1, 1998 (the "Agreement"), is hereby amended in the following respects, effective as of June 1, 1999 (numbers represent the Section numbers in the Agreement):

      1. Term: The term of this Agreement shall run through May 31, 2000, and then automatically terminate on its own accord.

      3. Title and Description of Duties: Employee shall serve as a consultant to the corporation, from time to time, or on an "as needed" basis. Employee, at his option, may perform these services from Vancouver, Canada.

      5. Salary: Monthly salary shall be fixed at $5,000 per month, effective June 1, 1999, payable on or before the 15th of each month.

      7. Vacation: Provision deleted. Employee will be on call for consulting services, but not required to contribute any particular number of hours a week or a month to the Employer's business.

      8.  Sick Pay:  Provision deleted.

      9.  Car Allowance:  Provision deleted.

     10. Business Expense: When Employee is performing services for Employer at Employer's written request in the Southern California area, or another locale at Employer's written request different from Vancouver, Employer shall pay Employee all actual business and travel expenses incurred.

     15. Stock Options: All stock options held by Employee (totalling 1,150,000 options at this date and each exercisable at an exercise price of $0.15 per share) shall continue for a period of six months after the end of the term of this Agreement, and shall expire if not exercised on or before November 30, 2000.

     16.  Termination for Cause:  Provision deleted.

     17.  Termination Without Cause:  Provision deleted.

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                                                                EXHIBIT 10(b) 2
                                                                     (continued)


     18.  Termination by Employee:  Provision deleted.

     19. Effect of Termination Upon Compensation: Regardless of whether Employee's services are terminated, and regardless of reason, Employee or his heirs, shall be entitled to receive the compensation provided for herein for the full term of this Agreement, or through May 31, 2000, and shall be entitled to exercise Employee's options through November 30, 2000.



EMPLOYER                                  EMPLOYEE

AIR PACKAGING TECHNOLOGIES,
INC., a Delaware corporation


By  /s/ ILLEGIBLE SIG                     /s/ GARVIN MC MINN
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Date  6/10/99                             Date  June 10, 1999
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